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                                                                   Exhibit 10.16

              FORM OF SCIENTIFIC ADVISORY BOARD AGREEMENT



         THIS AGREEMENT is made and entered into by and between [           ] an
individual ("Consultant"), whose address is set forth on the last page below and EXACT Laboratories, Inc., a Delaware corporation (the "Company"), with offices in Maynard, MA.

         The Company and Consultant agree as follows:

         SECTION 1. SERVICES. The Company hereby engages Consultant to provide to the Company, and Consultant agrees to provide to the Company under the terms and conditions of this Agreement, the consulting services described on Exhibit A attached hereto and incorporated by this reference (hereinafter the "Services") with respect to the Consultant's field of expertise set forth on Exhibit A. Consultant shall perform the Services in a competent and professional manner.

         SECTION 2. STOCK OPTION AND COMPENSATION. Subject to approval by the board of directors, and as consideration for the Consultant's service as a member of the Scientific Advisory Board, the Company will grant the Consultant an option to purchase _____________ shares of Common Stock of the Company at an exercise price of________ per share. The option will be subject to a vesting schedule and to the terms of the Company's option plan and option agreement. The Company anticipates that the option will become exercisable for approximately 33-1/3% of the shares on each anniversary of this agreement, contingent upon continued service as a member of the Scientific Advisory Board.

         The Company agrees to compensate the Consultant at the rate of ___________ per day of work agreed to in advance and under the Company's direction. The company guarantees a minimum of _______ days of consulting per year, payable quarterly over a period of _________years contingent upon continued service as a member of the Scientific Advisory Board.

         SECTION 3. EXPENSES. The Company shall reimburse Consultant for reasonable and necessary out-of-pocket expenses incurred by Consultant in the performance of the Services, provided such out-of-pocket expenses are approved in advance by an officer of the Company, and are supported by reasonable documentation. Such expenses shall include travel expenses of Consultant to the Company's offices. The Company and Consultant acknowledge that any limitations on the expenses which can be incurred by Consultant pursuant to this Section 3 are set forth on Exhibit A hereto.

         SECTION 4. INDEPENDENT CONTRACTOR. Consultant is not, nor shall Consultant be deemed to be at any time during the term of this Agreement, an employee of the Company, and therefore Consultant shall not be entitled to any benefits provided by the Company to its employees (including such items as health and disability benefits). Consultant's status and relationship with the Company shall be that of an independent contractor. Consultant shall not state or imply, directly or indirectly, that Consultant is empowered to bind the Company without the Company's prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the parties. Consultant will be solely responsible for
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payment of all charges and taxes arising from his or her relationship to the
Company as a consultant.

         SECTION 5. CANCELLATION OF SERVICES. Either party may at any time terminate the performance of all or any portion of the Services to be provided hereunder upon _________ days prior written notice to the other stating its intention to terminate and specifying the portion of the Services to be terminated and the date upon which such termination shall be effective.

         SECTION 6. TERM OF AGREEMENT; TERMINATION. The term of this Agreement and the Consultant's Services hereunder shall commence as of the date of this Agreement and unless terminated earlier as a result of the death, physical incapacity or mental incompetence of the Consultant, which shall result in automatic termination, or pursuant to Section 5 of this Agreement, it shall continue in effect for a period of ________ years (the "Initial Term"). The term of this Agreement shall be extended beyond the Initial Term for one or more additional one (1) year periods (individually, an "Additional Term"), unless either party desires not to extend the term of this Agreement for an Additional Term, in which case such party shall give the other party at least thirty (30) days' prior written notice of the intention not to extend the Agreement for an Additional Term. Except as otherwise explicitly provided herein, the provisions of Sections 8 through 15 of this Agreement shall survive the termination or expiration of this Agreement for any reason.

         SECTION 7. WARRANTIES OF CONSULTANT. Consultant represents to the Company that (i) with respect to any information, know-how, knowledge or data disclosed by Consultant to the Company in the performance of this Agreement, Consultant has the full and unrestricted right to disclose the same; and (ii) Consultant is free to undertake the Services required by this Agreement, and there is, and will be, no conflict of interest between Consultant's performance of this Agreement and any obligation Consultant may have to other parties.

         SECTION 8. COVENANTS OF CONSULTANT. Consultant agrees that during the term of this Agreement, Consultant shall not become employed by, advise, become associated with, or perform consulting services for any commercial, for-profit enterprise that is, or, as a result of such activities, would become, a competitor in the Company's field of business or otherwise would create a conflict of interest for Consultant with Consultant's obligations to the Company.

         SECTION 9. CONFIDENTIALITY. Consultant agrees to hold all Confidential Information (as hereinafter defined) of the Company (or other parties whose Confidential Information the Company has in its possession under obligations of confidentiality) in trust and strict confidence and, except as may be authorized by the Company in writing, shall not use for any purpose other than the performance of the Services under this Agreement, nor disclose such Confidential Information to any person, association, company, entity or other organization (whether for profit or not for profit).

         As used herein, "Confidential Information" shall mean all knowledge and information which the Consultant has acquired or may acquire as a result of, or related to, his or her relationship with the Company, including but not limited to, information concerning the Company's business, finances, operations, strategic planning, research and development activities, products, molecules, organisms, laboratory materials, prototypes, cell lines, inventions,

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research developments, improvements, processes, trade secrets, services, cost and pricing policies, formulae, diagrams, schematics, notes, data, memoranda, methods, know-how, techniques, inventions, and marketing strategies. Confidential Information shall also include information received by the Company from third parties under an obligation of confidentiality. Notwithstanding the foregoing sentence, but subject to Section 10 hereof, such Confidential Information does not include (i) information which is or becomes publicly available (except as may be disclosed by the Consultant in violation of this Agreement), (ii) information acquired by the Consultant from a third-party source other than the Company or any of its employees, consultants or shareholders, which source legally acquired such information under no obligation of confidentiality, or (iii) information of a general nature and specifically information regarding the field of cancer diagnosis known to the Consultant prior to advising the Company or acquired by the Consultant during the term hereof by reason of his or her other business activities.

         SECTION 10. OWNERSHIP OF WORK PRODUCT. Consultant shall communicate in writing and disclose to the Company promptly and fully all concepts, inventions, formulae, molecules, organisms, trade secrets, know-how, technical or business innovations, writings or other works of authorship and patents or patent rights created, reduced to practice, or conceived by Consultant during the term of this Agreement or for six (6) months thereafter (whether or not patentable or copyrightable and whether made solely by Consultant or jointly with others) which result from the Services that Consultant performs for the Company or which result from information derived from the Company or its employees, agents or other consultants (all of the foregoing herein collectively and individually called "Works").

         The Works shall be and remain the sole and exclusive property of the Company or its nominees whether or not patented or copyrighted and without regard to any termination of this Agreement.

         The Works are being created at the instance of the Company and shall be deemed to be "works made for hire" under the United States copyright laws, unless such laws are inapplicable by their specific terms. If such laws are inapplicable or in the event that the Works, or any part thereof, are determined by a court of competent jurisdiction not to be a work made for hire under the United States copyright laws, this Agreement shall operate as an irrevocable and unconditional assignment by Consultant to the Company of all of Consultant's right, title and interest (including, without limitation all rights in and to the copyrights throughout the world, including the right to prepare derivative works and the right to all renewals and extensions) in the Works in perpetuity. The Company shall have the right to use the whole Works, any part or parts thereof, or none of the Works, in its sole discretion. All original material submitted by Consultant to the Company as part of the Works or as part of the process of creating the Works shall be the property of the Company whether or not the Company uses such materials. No rights or licenses are reserved to or implied for Consultant in the Works or any such materials. At the Company's request, Consultant shall execute documents evidencing or in connection with the Company's ownership or registration of the Works, including copyright ownership or registration, in accordance with the terms of this Agreement.

         The Consultant agrees to cooperate with the Company to perfect title to the Works, to execute or provide upon request any assignments, applications for Letters Patent of the United States, Letters Patent, any legal equivalent thereof of any foreign country or any other lawful documents and likewise to perform any other lawful

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acts which may be deemed necessary to secure fully the Works to the Company, its successors, assigns, and legal representatives, but at its or their expense and charge, including the execution of applications for patents in foreign countries, and the execution of substitution, reissue, divisional or continuation applications, and/or. preliminary or other statements and the giving of testimony in any interference or other proceeding in which the Works or any application or patent directed thereto may be involved.

         If the Company is unable, after reasonable effort, to secure Consultant's signature on any letters patent, copyright or other analogous protection relating to the Works, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney-in-fact, to act for and in his/her behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright and other analogous protection thereon with the same legal force and effect as if executed by Consultant.

         SECTION 11. THE COMPANY DATA. Any data or other materials furnished by the Company for use by Consultant in connection with the Services shall remain the sole property of the Company and will be held in trust and confidence by Consultant in accordance with Section 9.

         The Company may obtain the return of the Company data or other materials furnished to Consultant upon written notice to Consultant requesting such return, and in any event Consultant shall promptly return such data or materials upon termination of this Agreement.

         SECTION 12. ADVERTISING. Consultant shall not in any way or in any form publicize or advertise in any manner the fact that it is performing the services called for by this Agreement without the prior written consent of the Company.

         SECTION 13. PUBLICATIONS. So long as Consultant is subject to a nondisclosure obligation under Section 9 hereof, Consultant shall deliver, at least sixty (60) days prior to submitting for publication to any academic journal or periodical the results of research relating to fields of research to which the Services shall then pertain, to the Company a final form of the manuscript to be submitted. Consultant shall cooperate in a timely manner with the Company in taking any and all actions necessary to perfect copyright and patent protection with respect to, or to protect the Company's interest in, any Works that the Company may deem to be disclosed in such manuscript.

         SECTION 14. RESTRICTION ON SOLICITATION. During any period in which the Consultant renders consulting services to the Company and for a period of one year thereafter, the Consultant shall not recruit or otherwise solicit, entice and induce any employees of the Company or any of its subsidiaries or affiliates to terminate their employment with, or otherwise cease their relationships with the Company or any of its subsidiary or affiliates.

         SECTION 15. MISCELLANEOUS. This Agreement together with all exhibits hereto, contains the entire understanding of the parties with respect to the matters contained herein, and supersedes all proposals and agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement shall be governed by
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and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflict of laws rules. All disputes under this Agreement must be adjudicated in the courts located in Massachusetts in which jurisdiction and venue is hereby deemed proper. This Agreement may not be modified or amended except in writing signed or executed by Consultant and the Company. In the event any provision of this Agreement is held to be unenforceable or invalid because it is overbroad or too far reaching, such provision shall be deemed to be revised so that it applies to the maximum extent permitted by law.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date last below written.


SCIENTIFIC ADVISOR:

NAME:



Signed:           ____________________________________

Date:             ____________________________________

Social Security Number:  ___________________________



EXACT LABORATORIES INC:

BY:               Stanley N. Lapidus, President


Signed:           ____________________________________

Date:             ____________________________________
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                                    EXHIBIT A



1.       Description of Services: See Attachment #1.

2.       Fields of Expertise:

3.       Limitations on Expenses:


The Company will reimburse you for reasonable expenses which you incurred at the request of the Company for travel undertaken on its behalf.
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                                  ATTACHMENT #1



Description of consulting services:

(a)      Scientific Advisory Board ("SAB") Membership

         Attend and participate in meetings at least [ONE TO FOUR] times per year.

         Provide strategic scientific guidance to EXACT Laboratories regarding product development programs.

         Provide ideas and concepts for new product areas and make recommendations on future scientific directions.

         Provide contacts within the scientific community.

(b) Attend outside meetings and participate in telephone discussions. For example:

         Regulatory discussions.

         Corporate development meetings.

         Fund raising meetings.

(c)      Recruiting.

         Suggest candidates for key positions in the Company, consultants and SAB members